UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2005

NN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23486	62-1096725
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

2000 Waters Edge Drive Johnson City, Tennessee	37604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (423)743-9151

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 16, 2005, our Board of Directors voted to accelerate the vesting of certain “out-of-the-money” stock options previously awarded to the directors, executive officers and other employees under our 1994 NN Ball & Roller, Inc. Stock Incentive Plan, as amended, and the NN, Inc. 2005 Stock Incentive Plan. Options to purchase approximately 442,000 shares of common stock (of which approximately 228,000 shares are subject to options held by non-employee directors and executive officers) are subject to this acceleration and had exercise prices greater than $9.95 per share, the closing price of our stock on the effective date of the acceleration of vesting.

Our decision to accelerate the vesting of these options was made primarily to reduce the compensation expense that would be recorded in future periods following our adoption of Financial Accounting Standards Board Statement No. 123R “Share-Based Payment”. This standard will require us to recognize compensation expense for share based payment transactions, including unvested stock options, in the financial statements effective with the quarter ending March 31, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NN, INC.

Date: December 22, 2005	By:	/s/ William C. Kelly, Jr.

Title: Secretary, Treasurer and Chief Administrative Officer

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